UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2011

MACKENZIE TAYLOR MINERALS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-140170	98-0505186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 904 – 228 – 26th Street, S. W. Calgary, Alberta, Canada, T2S 3C6
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  1-250-754-1811

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 5.01.	Changes in Control of Registrant

Coincident with his decision to resign as President and Director (see Item 5.02 below) our largest shareholder and co-founder Terry Stimpson, has agreed to transfer and sell his entire share position of 60,000,000 common shares in the Company, for a total of $2,000.00, as follows:

To:     Director, Secretary Treasurer and co-founder Kendall O’Leary: 40,000,000 common shares
To:             President and director Patrick Grant: 20,000,000 common shares

As a consequence of the share transfers detailed above, the Company has had a change of control whereby Kendall O’Leary has become the owner of an aggregate of 70,000,000 common shares representing approximately 62% of our outstanding common shares.

Item 5.02                      Departure of Director or Certain Officers

The Company announces the resignation of one of its founders, Terry Stimpson, effective October 31, 2011.  Since inception Mr. Stimpson has served as President and a director of the company.  However, owing to declining health in recent months Terry has seen fit to tender his resignation today, after having appointed his successor Patrick Grant, as both a director and President.  Mr. Grant has served as Vice-President of the Company since May of 2011and is well acquainted with the company's affairs. "As a former securities lawyer, now a corporate finance consultant, Mr. Grant is well equipped to take over duties as President of the company." said Mr. Stimpson.

There are no arrangements or understandings between Mr. Grant and any other person pursuant to which Mr. Grant was selected to serve as a director of the Company.  There are no transactions whatsoever, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Grant had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Grant is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Grant, or any grant or award to Mr. Grant or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Grant.

There has been no transaction nor are there any proposed transactions between the Company and Mr. Grant that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 1, 2011                                                                         MACKENZIE TAYLOR MINERALS INC.

                By: /s/ Patrick N. Grant
  Patrick N. Grant
          Chief Executive Officer, President and Director